Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the use in this Registration Statement on Form S-3 of KORU Medical Systems, Inc. of our report dated March 8, 2023 relating to the financial statements of KORU Medical Systems, Inc., which is incorporated by reference in this Registration Statement.  We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ McGrail Merkel Quinn & Associates, P.C.

Scranton, Pennsylvania

May 17, 2023